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For further information, please contact:
Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603
                                                           FOR IMMEDIATE RELEASE

       EDAC TECHNOLOGIES REPORTS INCREASE OF 31% IN 3RD QUARTER NET INCOME


FARMINGTON, Conn., November 7, 2005 - EDAC Technologies Corporation (OTC Bulletin Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the third quarter of 2005.

Sales for the third quarter of 2005 were $8,688,000 and net income was $390,000 or $0.08 per diluted share, versus sales of $7,542,000 and net income of $298,000 or $0.06 per diluted share for the third quarter of 2004. The third quarter of 2004 included an income tax benefit of $281,000. Income before income taxes increased from $16,000 in the third quarter of 2004 to $496,000 in the third quarter of 2005.

For the nine months ended October 1, 2005, sales were $25,603,000 and net income was $2,668,000 or $0.56 per diluted share versus sales of $23,616,000 and net income of $850,000 or $0.18 per diluted share for the nine months ended October 2, 2004. The nine months ended October 1, 2005 included an income tax benefit of $420,000 and debt forgiveness of $750,000. The nine months ended October 2, 2004 included an income tax benefit of $264,000 and debt forgiveness of $250,000.

Commenting on the third quarter, Dominick A. Pagano, President and Chief Executive Officer, said, "Our third quarter results have improved significantly over the 3rd quarter of 2004. Sales increased $1,145,000, while our operating profit increased $480,000 compared to the 3rd quarter of 2004. Sales backlog increased to $22.1 million, an increase by $389,000 for the quarter and $3.8 million for the 9 months. We have taken delivery of over $1.7 million of new machinery and equipment this year to increase our production capacity and improve our productivity. Our balance sheet continues to improve with shareholders' equity increasing by $2,706,000 and long-term debt and outstanding borrowings on lines of credit decreasing by $1,384,000 since January 1, 2005. We will continue to pursue opportunities that we believe will strengthen EDAC for the long term."


ABOUT EDAC TECHNOLOGIES CORPORATION

EDAC Technologies Corporation is a diversified manufacturing company primarily offering (i) design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines (ii) high-precision fixtures, gauges, dies and molds and (iii) the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory
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financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.

EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                          For the three months ended          For the nine months ended
                                          ---------------------------       -----------------------------
                                          October 1,       October 2,       October 1,        October 2,
                                             2005             2004              2005              2004
                                          ----------       ----------       -----------       -----------
Sales                                     $8,687,688       $7,542,469       $25,603,200       $23,615,853
Cost of sales                              7,213,060        6,764,848        21,245,563        20,923,863
                                          ----------       ----------       -----------       -----------
  Gross profit                             1,474,628          777,621         4,357,637         2,691,990

Selling, general and
 administrative expenses                     825,480          608,481         2,398,262         1,880,767
                                          ----------       ----------       -----------       -----------
  Income from operations                     649,148          169,140         1,959,375           811,223

Non-operating income
   (expense):
  Gain on debt forgiveness                      --               --             750,000           250,000
  Interest expense                          (156,082)        (152,684)         (477,473)         (474,998)
  Other                                        2,739             --              16,385              --
                                          ----------       ----------       -----------       -----------

  Income before
    income taxes                             495,805           16,456         2,248,287           586,225

Provision for (Benefit
 from) income taxes                          106,000         (281,154)         (420,000)         (264,154)
                                          ----------       ----------       -----------       -----------
  Net income                              $  389,805       $  297,610       $ 2,668,287       $   850,379
                                          ==========       ==========       ===========       ===========

Income per common share data:

  Basic                                   $     0.09       $     0.07       $      0.60       $      0.19
                                          ==========       ==========       ===========       ===========
  Diluted                                 $     0.08       $     0.06       $      0.56       $      0.18
                                          ==========       ==========       ===========       ===========

Weighted average shares outstanding:
  Basic                                    4,503,920        4,444,438         4,481,923         4,444,438
  Diluted                                  4,822,287        4,661,848         4,773,006         4,638,506

EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                      (Unaudited)       (Audited)
                                                                       October 1,       January 1,
                                                                          2005             2005
                                                                      -----------       -----------
                                     ASSETS
CURRENT ASSETS:
    Cash                                                              $ 1,665,600       $   549,198
    Accounts receivable, net                                            5,498,269         6,573,114
    Inventories, net                                                    5,192,202         4,454,937
    Prepaid expenses and other current  assets                            293,500            57,290
    Refundable income taxes                                                  --             330,869
    Deferred income taxes                                                 469,135           733,583
                                                                      -----------       -----------
                                        Total current assets           13,118,706        12,698,991
                                                                      -----------       -----------

PROPERTY, PLANT AND EQUIPMENT                                          27,513,193        25,877,359
    Less: accumulated depreciation                                     18,574,544        17,297,856
                                                                      -----------       -----------
                                                                        8,938,649         8,579,503
                                                                      -----------       -----------

DEFERRED INCOME TAXES                                                   1,930,865           766,417
OTHER                                                                     103,202           102,183
                                                                      -----------       -----------
TOTAL ASSETS                                                          $24,091,422       $22,147,094
                                                                      ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Revolving line of credit                                          $      --         $   580,555
    Current portion of long-term debt                                   1,274,849         1,030,282
    Trade accounts payable                                              3,812,552         3,249,892
    Employee compensation and amounts withheld                          1,386,281         1,228,975
    Accrued expenses                                                      648,937           502,450
    Customer advances                                                     118,880           363,745
                                                                      -----------       -----------
                                        Total current liabilities       7,241,499         6,955,899
                                                                      -----------       -----------

LONG-TERM DEBT, less current portion                                    7,517,212         8,564,927
                                                                      -----------       -----------

OTHER LONG-TERM LIABILITIES                                             1,423,054         1,423,054
                                                                      -----------       -----------

SHAREHOLDERS' EQUITY:
    Common stock                                                           11,261            11,111
    Additional paid-in capital                                          9,415,349         9,377,508
    Retained earnings/(accumulated deficit)                               386,243        (2,282,044)
    Accumulated other comprehensive loss                               (1,903,196)       (1,903,196)
    Treasury stock                                                           --                (165)
                                                                      -----------       -----------
                                        Total shareholders' equity      7,909,657         5,203,214
                                                                      -----------       -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $24,091,422       $22,147,094
                                                                      ===========       ===========